CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-292772 on Form S-6 of our report dated March 18, 2026, relating to the financial statement of FT 12784, comprising S&P Dividend Aristocrats Buy-Write Portfolio, Series 46, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 18, 2026